Exhibit 10.2

Tax Protection Agreement

This TAX PROTECTION AGREEMENT (this “Agreement”) is entered into as of March 10, 2016, by and among Retail Opportunity Investments Corp., a Delaware corporation (the “REIT”), Retail Opportunity Investments Partnership, L.P., a Delaware limited partnership (the “Operating Partnership”), and each Protected Partner identified as a signatory on Schedule I, as amended from time to time.

RECITALS

WHEREAS, pursuant to that certain Purchase and Sale Agreement dated December 4, 2015, between the REIT, the Operating Partnership and the Seller signatory thereto (the “Purchase Agreement”), the REIT intends cause the Operating Partnership to purchase the real property and improvements commonly known as Casitas Property and Magnolia Property (each as defined in the Purchase Agreement and collectively referred to as the “Property”) from the Seller;

WHEREAS, in connection with the Purchase Agreement, the REIT and the Operating Partnership shall enter into this Agreement with Buyer, who is electing to receive common units of partnership interest in the Operating Partnership (“OP Units”) in exchange for a portion of the purchase price for the Property pursuant to the Purchase Agreement;

NOW, THEREFORE, in consideration of the promises and mutual agreements contained herein and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

ARTICLE I - DEFINED TERMS

Capitalized terms employed herein and not otherwise defined shall have the meanings assigned to them in the Purchase Agreement. Otherwise, for purposes of this Agreement the following definitions shall apply:

Section 1.1 “Affiliate” means, with respect to any Person, any Person directly or indirectly controlling or controlled by or under common control with such Person. For the purposes of this definition, “control” when used with respect to any Person means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities, by contract or otherwise, and the terms “controlling” and “controlled” have meanings correlative to the foregoing.

Section 1.2 “Agreement” has the meaning set forth in the preamble.

Section 1.3 “Closing Date” means the closing of the Operating Partnership’s purchase of the Property pursuant to the Purchase Agreement.

Section 1.4 “Code” means the United States Internal Revenue Code of 1986, as amended.

Section 1.5 “Collateral” has the meaning set forth in Section 1.24 under the definition of “Qualified Liability.”

Section 1.6 "Debt Gross Up Amount” has the meaning set forth in Section 1.15 under the definition of “Make Whole Amount.”

Section 1.7 “Debt Notification Event” means, with respect to a Qualified Liability for which a Guaranty Partner has previously executed a guaranty, any transaction in which such liability shall be refinanced, otherwise repaid (excluding for this purpose, scheduled payments of principal occurring prior to the maturity date of such liability), or guaranteed by any of the REIT, the Operating Partnership, or one or more of their Affiliates, or guaranteed by one or more partners of the Operating Partnership.

Section 1.8 “Exchange” has the meaning set forth in Section 2.1(b) of this Agreement.

Section 1.9 “Fundamental Transaction” means a merger, consolidation or other combination of the Operating Partnership with or into any other entity, a transfer of all or substantially all of the assets of the Operating Partnership, any reclassification, recapitalization or change of the outstanding equity interests of the Operating Partnership, or a conversion of the Operating Partnership into another form of entity. Notwithstanding the above, a Fundamental Transaction shall not include any transaction to the extent that a Protected Party is provided with an opportunity to participate in such transaction in a manner that does not result in the recognition of taxable income or gain by such Protected Partner under Section 704(c) of the Code, regardless of whether such Protected Partner elects to participate in such transaction in such manner or otherwise.

Section 1.10 “Transfer Gross Up Amount” has the meaning set forth in Section 1.15 under the definition of “Make Whole Amount.”

Section 1.11 “Guaranteed Liability” means any Qualified Liability that is guaranteed, in whole or in part, by one or more Guaranty Partners in accordance with Section 2.4(b) of this Agreement.

Section 1.12 “Guaranty Opportunity” has the meaning set forth in Section 2.4(b).

Section 1.13 “Guaranty Partner” means: (i)  each signatory on Schedule II attached hereto, as amended from time to time; (ii) any person who holds OP Units and who acquired such OP Units from another Guaranty Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for U.S. Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Guaranty Partner in such OP Units; and (iii) with respect to a Guaranty Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.4 with respect to such Guaranty Partner, any person who (y) holds an interest in such Guaranty Partner, either directly or through one or more Pass Through Entities, and (z) is required to include all or a portion of the income of such Guaranty Partner in its own gross income.

Section 1.14 “Guaranty Permissible Liability” means a liability with respect to which the lender with respect to such liability permits a guaranty.

Section 1.15 “Make Whole Amount” means, (a) with respect to any Protected Partner that recognizes gain under Section 704(c) of the Code as a result of a Tax Protection Period Transfer, the sum of (i) the product of (x) the income and gain recognized by such Protected Partner under Section 704(c) of the Code in respect of such Tax Protection Period Transfer (taking into account any adjustments under Section 743 of the Code to which such Protected Partner is entitled) multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined Federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on such Protected Partner as a result of the receipt by such Protected Partner of a payment under Section 2.2 (the “Transfer Gross Up Amount”); and

(b) with respect to any Guaranty Partner that recognizes gain as a result of a breach by the Operating Partnership of the provisions of Section 2.4 hereof, the sum of (i) the product of (x) the income and gain recognized by such Guaranty Partner by reason of such breach, multiplied by (y) the Make Whole Tax Rate, plus (ii) an amount equal to the combined Federal, applicable state and local income taxes (calculated using the Make Whole Tax Rate) imposed on such Guaranty Partner as a result of the receipt by such Guaranty Partner of a payment under Section 2.4 (the “Debt Gross Up Amount”).

For purposes of calculating the amount of Section 704(c) gain that is allocated to a Protected Partner, any “reverse Section 704(c) gain” allocated to such partner pursuant to Treasury Regulations § 1.704-3(a)(6) shall not be taken into account. The total amount of 704(c) gain and income taken into account for purpose of calculating the Make Whole Amount under the preceding clause (a) shall not exceed the initial Section 704(c) gain amount of the relevant Protected Partner as of the Closing Date (as set forth on Exhibit A), and the total amount of gain and income taken into account for purpose of calculating the Make Whole Amount under the preceding clause (b) shall not exceed the Required Liability Amount of the relevant Guaranty Partner as of the Closing Date (as set forth on Exhibit B).

Section 1.16 “Make Whole Tax Rate” means, with respect to a Protected Partner who is entitled to receive a payment under Section 2.2, and with respect to a Guaranty Partner who is entitled to receive payment under Section 2.4, the highest combined statutory Federal, state and local tax rate in respect of the income or gain that gave rise to such payment, taking into account the character of the income and gain in the hands of such Protected Partner or Guaranty Partner, as applicable (reduced, in the case of Federal taxes, assuming a full deduction is allowed for income taxes paid to a state or locality), for the taxable year in which the event that gave rise to such payment under Section 2.2 or Section 2.4 occurred.

Section 1.17 “OP Agreement” means the Agreement of Limited Partnership of Retail Opportunity Investments Partnership, L.P., as amended from time to time.

Section 1.18 “Partners’ Representative” means Hollman Property Company and its successors or permitted assigns.

Section 1.19 “Pass Through Entity” means a partnership or grantor trust for U.S. Federal income tax purposes.

Section 1.20 “Permitted Disposition” means a sale, exchange or other disposition of OP Units (i) by a Protected Partner or Guaranty Partner: (a) to such Protected Partner’s or Guaranty Partner’s children, spouse or issue; (b) to a trust for such Protected Partner or Guaranty Partner or such Protected Partner’s or Guaranty Partner’s children, spouse or issue; (c) in the case of a trust which is a Protected Partner or Guaranty Partner, to its beneficiaries, or any of them, whether current or remainder beneficiaries; (d) to a revocable inter vivos trust of which such Protected Partner or Guaranty Partner is a trustee; (e) in the case of any partnership or limited liability company which is a Protected Partner or Guaranty Partner, to its partners or members; and/or (f) in the case of any corporation which is a Protected Partner or Guaranty Partner, to its shareholders, and (ii) by a party described in clauses (a), (b), (c) or (d) to a partnership, limited liability company or corporation of which the only partners, members or shareholders, as applicable, are parties described in clauses (a), (b), (c) or (d); provided, that for purposes of the definition of Tax Protection Period, such Protected Partner or Guaranty Partner shall be treated as continuing to own any OP Units which were subject to a Permitted Disposition unless and until there has been a sale, exchange or other disposition of such OP Units by a permitted transferee which is not another Permitted Disposition.

Section 1.21 “Person” means an individual or a corporation, partnership, trust, unincorporated organization, association, limited liability company or other entity.

Section 1.22 “Protected Partner” means: (i) each signatory on Schedule I attached hereto, as amended from time to time; (ii) any person who holds OP Units and who acquired such OP Units from another Protected Partner in a transaction in which such person’s adjusted basis in such OP Units, as determined for Federal income tax purposes, is determined, in whole or in part, by reference to the adjusted basis of the other Protected Partner in such OP Units; and (iii) with respect to a Protected Partner that is Pass Through Entity, and solely for purposes of computing the amount to be paid under Section 2.2 with respect to such Protected Partner, any person who (y) holds an interest in such Protected Partner, either directly or through one or more Pass Through Entities, and (z) is required to include all or a portion of the income of such Protected Partner in its own gross income.

Section 1.23 “Protected Property” means (x) that certain project commonly known as Magnolia in the City of Santa Barbara, County of Santa Barbara, State of California, with street address of 5186 Hollister Avenue, and related personal property, and any property acquired in Exchange for the Protected Property as set forth in Section 2.1(b) and (y) that certain project commonly known as Casitas in the City of Santa Barbara, County of Santa Barbara, State of California, with street address of 5412 Carpinteria Avenue, and related personal property related personal property, and any property acquired in Exchange for the Protected Property as set forth in Section 2.1(b).

Section 1.24 “Qualified Liability” means either:

(a)                        A direct or indirect liability of the Operating Partnership (or of an entity whose separate existence from the Operating Partnership is disregarded for Federal income tax purposes) with respect to which all of the following requirements are satisfied:

(i)                 the liability is secured by real property or other assets (the “Collateral”) owned directly or indirectly by the Operating Partnership (or by an entity whose separate existence from the Operating Partnership is disregarded for Federal income tax purposes);

(ii)               on the date on which the Operating Partnership designated such liability as a Qualified Liability, the fair market value (as reasonably determined in good faith by the Operating Partnership) of the Collateral was at least 1.5 times the outstanding principal amount (and any accrued and unpaid interest) of the liability and any other Qualified Liabilities secured by such Collateral at such time, provided that if interest on such liability is not required to be paid at least annually or if the documents evidencing such liability permit the borrower to borrow additional amounts that are secured by the Collateral, the outstanding principal amount of such liability shall include the maximum amount that could be so added to the principal amount of such liability without a default;

(iii)             no other person has executed any guaranties with respect to such liability other than: (A) guaranties by the Guaranty Partners under this Agreement or by partners in the Operating Partnership who have rights similar to Guaranty Partners under any other tax protection agreement entered into by the REIT or the Operating Partnership; (B) guaranties by Affiliates of the Operating Partnership, provided that each applicable Guaranty Partner indemnifies each such Affiliate against any liability of such Affiliate (to the extent such liability does not exceed such Guaranty Partner’s Required Liability Amount) arising solely from the existence or performance of such guaranty; and (C) recourse carve out guaranties (i.e., bad-boy guaranties); and

(iv)             the Collateral does not provide security for another liability (other than another Qualified Liability) that ranks senior to, or pari passu with, the liability described in clause (i) above.

For purposes of determining whether clause (ii) has been satisfied in situations where one or more potential Qualified Liabilities are secured by more than one item of Collateral, the Operating Partnership shall allocate such liabilities among such items of Collateral in proportion to their relative fair market values (as reasonably determined in good faith by the Operating Partnership);

(b)                        A direct liability of the Operating Partnership that:

(i)                 is not secured by any of the assets of the Operating Partnership and is a general, recourse obligation of the Operating Partnership, and

(ii)               is not provided by a lender that has an interest in the Operating Partnership or is related to the Operating Partnership within the meaning of Section 465(b)(3)(C) or the Code; or

(c) Any other indebtedness approved by the Partners' Representative (or its successor or designee) in its sole and absolute discretion.

(d) Notwithstanding any other provision in this Agreement to the contrary, the parties hereby agree that as of the date hereof each of (i) the loan from Minnesota Life Insurance Company secured by the Casitas Plaza Shopping Center and (ii) the loan from The Variable Annuity Life Insurance Company secured by the Magnolia Shopping Center, each of which are intended to be assumed by the Operating Partnership in connection with the acquisition of the Protected Property, shall constitute a Qualified Liability.

Section 1.25 “Required Liability Amount” means, with respect to each Guaranty Partner, such Guaranty Partner’s estimated “negative tax capital account” as of the Closing Date, as set forth on Exhibit B hereto for each such Guaranty Partner.

Section 1.26 “Section 2.4 Notice” has the meaning set forth in Section 2.4(c).

Section 1.27 “Tax Protection Period” means, ten (10) years; provided, however, that such period shall end with respect to any Protected Partner or Guaranty Partner to the extent that such Partner owns less than fifty percent (50%) of the OP Units originally owned by the Protected Partner or Guaranty Partner as of the Closing Date, disregarding the sale, exchange or other disposition of any such OP Units sold, exchanged or otherwise disposed of by the Protected Partner or Guaranty Partner in a Permitted Disposition.

Section 1.28 “Tax Protection Period Transfer” has the meaning set forth in Section 2.1(a) of this Agreement.

Section 1.29 “Transfer” means any direct or indirect sale, exchange, transfer or other disposition, whether voluntary or involuntary.

Section 1.30 “Treasury Regulations” means the income tax regulations under the Code, whether such regulations are in proposed, temporary or final form, as such regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

ARTICLE II - TAX PROTECTIONS

Section 2.1 Taxable Transfers.

(a) Unless the Partners' Representative expressly consents in writing to a Tax Protection Period Transfer, during the Tax Protection Period, the Operating Partnership shall indemnify the Protected Partners as set forth in Section 2.2 if the Operating Partnership or any entity in which the Operating Partnership holds a direct or indirect interest shall cause or permit: (i) any Transfer of all or any portion of the Protected Property (including any interest in the Protected Property or in any entity owning, directly or indirectly, an interest in the Protected Property, other than the Operating Partnership) in a transaction that results in the recognition of taxable income or gain by any Protected Partner under Section 704(c) of the Code with respect to the Protected Property; or (ii) any Fundamental Transaction that results in the recognition of taxable income or gain by any Protected Partner under Section 704(c) of the Code with respect to the Protected Property (such a Transfer or Fundamental Transaction, a “Tax Protection Period Transfer”).

(b) Section 2.1(a) shall not apply to any Tax Protection Period Transfer of the Protected Property (including any interest therein or in the entity owning, directly or indirectly, the Protected Property): (i) in a transaction in which no gain is required to be recognized by a Protected Partner (an “Exchange”), including a transaction qualifying under Section 1031, Section 1033 or Section 721 (or any successor statutes) of the Code; provided, however, that any property acquired by the Operating Partnership in the Exchange shall remain subject to the provisions of this Article II in place of the exchanged Protected Property for the remainder of the Tax Protection Period; (ii) as a result of the condemnation or other taking of the Protected Property by a governmental entity in an eminent domain proceeding or otherwise, provided that the Operating Partnership shall use commercially reasonable efforts to structure such disposition as either a tax-free like-kind exchange under Section 1031 or a tax-free reinvestment of proceeds under Section 1033, provided that in no event shall the Operating Partnership be obligated to acquire or invest in any property that it otherwise would not have acquired or invested in.

Section 2.2 Indemnification for Taxable Transfers.

(a) In the event of a Tax Protection Period Transfer described in Section 2.1(a), each Protected Partner shall receive from the Operating Partnership an amount of cash equal to the Make Whole Amount applicable to such Tax Protection Period Transfer. Any Make Whole Payments required under this Section 2.2(a) shall be made to each Protected Partner on or before April 15 of the year following the year in which the Tax Protection Period Transfer took place; provided that, if the Protected Partner is required to make estimated tax payments that would include such gain, the Operating Partnership shall make payment to such Protected Partner on or before the due date for such estimated tax payment and such payment from the Operating Partnership shall be in an amount that corresponds to the estimated tax being paid by the Protected Partner at such time.

(b) Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Protected Partner under Section 2.1(a) shall be a claim against the Operating Partnership for the Make Whole Amount as set forth in this Section 2.2, and no Protected Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.1(a) or bring a claim against any person that acquires the Protected Property from the Operating Partnership in violation of Section 2.1(a).

Section 2.3 Section 704(c) Gains. The initial amount of Section 704(c) gain allocable to each Protected Partner as of the Closing Date is set forth on Exhibit A hereto. The parties acknowledge that the initial amount of such Section 704(c) gain may be adjusted over time as required by Section 704(c) of the Code and the Regulations promulgated thereunder.

Section 2.4 Debt Maintenance and Allocation.

(a)                        During the Tax Protection Period, the Operating Partnership shall: maintain on a continuous basis an amount of Qualified Liabilities at least equal to the Required Liability Amount. For the avoidance of doubt, and notwithstanding any other provision of this Agreement, the Operating Partnership shall not be required to maintain any amount of Qualified Liabilities in excess of the aggregate Required Liability Amount of all Guaranty Partners.

(b)                        (i) At the Closing Date and during the Tax Protection Period as described in Section 2.4(c), the Operating Partnership shall provide each Guaranty Partner with the opportunity to execute a guaranty, substantially in the form attached hereto as Exhibit C or otherwise in a form and manner that is reasonably acceptable to each of the Partners' Representative and the Operating Partnership, of one or more Qualified Liabilities that are Guaranty Permissible Liabilities in an amount up to such Guaranty Partner’s Required Liability Amount (each such opportunity and each opportunity required by Section 2.4(c), a “Guaranty Opportunity”); provided, however, that the aggregate amount of all guaranties required to be made available by the Operating Partnership for execution by all Guaranty Partners need not exceed the aggregate Required Liability Amount of all Guaranty Partners. The Operating Partnership shall have the discretion to identify the Qualified Liability or Qualified Liabilities that shall be made available for guaranty by each Guaranty Partner. Each Guaranty Partner and its indirect owners may allocate the Guaranty Opportunity afforded to such Guaranty Partner in any manner they choose. The Operating Partnership agrees to file its tax returns allocating any debt subject to a Guaranty to the applicable Guaranty Partners; provided that the Operating Partnership shall not be required to make such allocations to the extent it determines in good faith that there may not be “substantial authority” (within the meaning of Section 6662(d)(2)(B)(i) of the Code) for such allocations and so notifies the Guaranty Partner. Each Guaranty Partner shall bear the costs incurred by it in connection with the execution of any guaranty to which it is a party. To the extent a Guaranty Partner executes a guaranty, the Guaranty Partner and the Operating Partnership shall jointly deliver a copy of such guaranty to the lender under the Guaranteed Liability.

(c)                        During the Tax Protection Period, the Operating Partnership shall not allow a Debt Notification Event to occur unless the Operating Partnership provides at least thirty (30) days’ written notice (a “Section 2.4 Notice”) to each Guaranty Partner that may be affected thereby. The Section 2.4 Notice shall describe the Debt Notification Event and designate one or more Qualified Liabilities that may be guaranteed by the Guaranty Partners pursuant to Section 2.4(b) of this Agreement in an amount equal to the amount of the refinanced or repaid Qualifying Debt that was guaranteed by such Guaranty Partner immediately prior to the date of the refinancing or repayment. Any Guaranty Partner that desires to execute a guaranty following the receipt of a Section 2.4 Notice shall provide the Operating Partnership with notice thereof within fifteen (15) days after the date of the Section 2.4 Notice.

(d)                       Provided the Operating Partnership satisfies its obligations under Section 2.4(a), (b) and (c) of this Agreement, it shall have no liability under Section 2.4(e) for breach of Section 2.4, whether or not such Guaranty Partner accepts such Guaranty Opportunity. In the event a Guaranty Partner does not accept a Guaranty Opportunity, such person shall no longer be a Guaranty Partner and shall have no further rights to be offered subsequent Guaranty Opportunities. Furthermore, the Operating Partnership makes no representation or warranty to any Guaranty Partner concerning the treatment or effect of any guaranty under Federal, state, local, or foreign Tax law, and bears no responsibility for any Tax liability of any Guaranty Partner or Affiliate thereof that is attributable to a reallocation, by a taxing authority, of debt subject to a guaranty (other than an act or omission that is indemnifiable under Section 2.4(e) of this Agreement).

(e)                        If the Operating Partnership shall fail to comply with any provision of this Section 2.4, the Operating Partnership shall pay a Make Whole Payment to each Guaranty Partner who recognizes income or gain as a result of such failure equal to the estimated Make Whole Amount applicable to such failure. Any Make Whole Payments required under this Section 2.4(e) shall be made to each Guaranty Partner on or before March 15 of the year following the year in which such failure took place; provided that, if the Guaranty Partner is required to make estimated tax payments that would include such gain, the Operating Partnership shall make payment to such Guaranty Partner on or before the due date for such estimated tax payment and such payment from the Operating Partnership shall be in an amount that corresponds to the estimated tax being paid by the Guaranty Partner at such time.

(f)                         Notwithstanding any provision of this Agreement to the contrary, the sole and exclusive rights and remedies of any Guaranty Partner for a breach or violation of the covenants set forth in Section 2.4 shall be a claim against the Operating Partnership for the Make Whole Amount as set forth in Section 2.4(e), and no Guaranty Partner shall be entitled to pursue a claim for specific performance of the covenants set forth in Section 2.4.

Section 2.5 Dispute Resolution. Any controversy, dispute, or claim of any nature arising out of, in connection with, or in relation to the interpretation, performance, enforcement or breach of this Agreement (and any closing document executed in connection herewith) shall be governed by Section 18.13 of the Purchase Agreement.

ARTICLE III - GENERAL PROVISIONS

Section 3.1 Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the OP Agreement.

Section 3.2 Titles and Captions. All Article or Section titles or captions in this Agreement are for convenience only. They shall not be deemed part of this Agreement and in no way define, limit, extend or describe the scope or intent of any provisions hereof. Except as specifically provided otherwise, references to “Articles” and “Sections” are to Articles and Sections of this Agreement.

Section 3.3 Pronouns and Plurals. Whenever the context may require, any pronoun used in this Agreement shall include the corresponding masculine, feminine or neuter forms, and the singular form of nouns, pronouns and verbs shall include the plural and vice versa.

Section 3.4 Further Action. The parties shall execute and deliver all documents, provide all information and take or refrain from taking action as may be necessary or appropriate to achieve the purposes of this Agreement.

Section 3.5 Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their heirs, executors, administrators, successors, legal representatives and permitted assigns.

Section 3.6 Creditors. Other than as expressly set forth herein, none of the provisions of this Agreement shall be for the benefit of, or shall be enforceable by, any creditor of the Operating Partnership.

Section 3.7 Waiver. No failure by any party to insist upon the strict performance of any covenant, duty, agreement or condition of this Agreement or to exercise any right or remedy consequent upon a breach thereof shall constitute waiver of any such breach or any covenant, duty, agreement or condition. Notwithstanding the foregoing, upon written request by the Operating Partnership, the Protected Partner, in its sole discretion, may waive the payment of any damages that is otherwise payable to such Protected Partner pursuant to Article II hereof. Such a waiver shall be effective only if obtained in writing from the affected Protected Partner.

Section 3.8 Counterparts. This Agreement may be executed in counterparts, all of which together shall constitute one agreement binding on all of the parties hereto, notwithstanding that all such parties are not signatories to the original or the same counterpart. Each party shall become bound by this Agreement immediately upon affixing its signature hereto.

Section 3.9 Applicable Law. This Agreement shall be construed and enforced in accordance with and governed by the laws of the State of California, without regard to the principles of conflicts of law.

Section 3.10 Invalidity of Provisions. If any provision of this Agreement is or becomes invalid, illegal or unenforceable in any respect, the validity, legality or enforceability of other remaining provisions contained herein shall not be affected thereby.

Section 3.11 Entire Agreement. This Agreement contains the entire understanding and agreement among the Partners with respect to the subject matter hereof and amends, restates and supersedes the OP Agreement and any other prior written or oral understandings or agreements among them with respect thereto.

Section 3.12 No Rights as Stockholders. Nothing contained in this Agreement shall be construed as conferring upon the holders of the OP Units any rights whatsoever as stockholders of the REIT, including, without limitation, any right to receive dividends or other distributions made to stockholders of the REIT or to vote or to consent or to receive notice as stockholders in respect of any meeting of stockholders for the election of directors of the REIT or any other matter.

Section 3.13 Tax Advice and Cooperation. Each party hereto acknowledges and agrees that it has not received and is not relying upon tax advice from any other party hereto, and that it has and will continue to consult its own tax advisors. Each party hereto agrees to cooperate to the extent reasonably requested by any other party in connection with the filing of any tax returns or any audit, litigation or other proceeding related to taxes associated with the matters described herein, such cooperation shall include the retention and, upon request, provision of records and information that are relevant to such matters, and making employees available on a mutually convenient basis to provide such additional information as may reasonably be requested.

[Remainder of Page Left Blank Intentionally]

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.

REIT:

RETAIL OPPORTUNITY INVESTMENTS CORP.,

a Maryland corporation

By:	/s/ Michael B. Haines
Name:	Michael B. Haines
Title:	Chief Financial Officer

OPERATING PARTNERSHIP:
RETAIL OPPORTUNITY INVESTMENTS PARTNERSHIP, LP,
a Delaware limited partnership

	By:	Retail Opportunity Investments GP, LLC,
a Delaware limited liability company,
its general partner

		By:	Retail Opportunity Investments Corp.,
a Maryland corporation,
its sole member

			By:	/s/ Michael B. Haines
			Name:	Michael B. Haines
			Title:	Chief Financial Officer

[Signature Page to Tax Protection Agreement]

PROTECTED PARTNERS:

Hollman Property Company,
a California corporation,

By:	/s/ Robert R. Hollman
Name:	Robert R. Hollman
Title:	President

[Signature Page to Tax Protection Agreement]

SCHEDULE I

PROTECTED PARTNERS

Hollman Property Company

SCHEDULE II

GUARANTY PARTNERS

Hollman Property Company

EXHIBIT A

ALLOCATIONS OF SECTION 704(c) GAIN

Total 704c
Partners	Gain
Hollman Property Company	$56,735,372

EXHIBIT B

REQUIRED LIABILITY AMOUNT

Guaranty Partners	Required Liability Amount
Hollman Property Company	$10,838,775

EXHIBIT C

FORM OF GUARANTY

FORM OF GUARANTY AGREEMENT

THIS GUARANTY (this “Guaranty”) is made as of [●], 2016, by and among the guarantors identified on Exhibit A attached hereto (collectively, the “Guarantors”) and ROIC Magnolia Center, LLC, a Delaware limited liability company (the "Borrower") in favor of The Variable Annuity Life Insurance Company (the "Lender").

RECITALS

Pursuant to that certain Loan Agreement dated September 25, 2003, by and among Hollman Property Company and Lender (the “Loan Agreement”), the Lender made a loan to the Hollman Property Company in the original amount of $[●] (the "Loan"), which Loan is secured by, among other collateral, a security interest in certain real property known as Magnolia Center, located at 5186 Hollister Avenue, City of Santa Barbara, Santa Barbara County, California, and related personal property (the foregoing, collectively, the “Property” and together with any other property securing the Loan, if any, the “Collateral”). The documents which evidence the Loan or the Collateral, including, without limitation, the Deed of Trust, are collectively referred to herein as the “Loan Documents.” Effective as of the date hereof, the Loan has been assumed by Borrower.

In order to assure the Borrower's payment of its obligations under the Loan and the performance of the Borrower's obligations under the Loan Documents, the Guarantors are willing to guarantee a portion of the amounts due under the Loan on the terms set forth below.

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Guarantors hereby agree as follows:

1.                  Guaranty.

(a)                If (i) an event of a default which permits the Lender to accelerate the repayment of the obligations of the Borrower to the Lender secured by the Deed of Trust (collectively, the “Obligations”) has occurred (such default and repayment obligation referred to hereinafter as a “Default”), and (ii) the Lender has accelerated the Loan as a result of such Default, then each Guarantor, severally and not jointly, absolutely and unconditionally guarantees and promises to pay directly to the Lender on behalf of the Borrower in lawful money of the United States of America an amount equal to such Guarantor's Guaranty Percentage (as defined below) of the Obligations; provided that no demand shall be made under this Guaranty for payment by any Guarantor as a result of a Default (x) until such time as the Lender shall have fully and completely exercised (and not waived) all rights, powers, and remedies it has with respect to foreclosure on the Property and pursued all of its available rights and remedies against other assets of the Borrower which secure the Loan, if any, and any recoveries from such actions have been applied to reduce the amount of the Obligations or (y) following the date any such Default is cured. Notwithstanding the foregoing, each Guarantor's maximum liability hereunder shall in no event be greater than the "Maximum Liability" listed opposite the Guarantor's name on Exhibit A attached hereto, and under no circumstances shall a Guarantor be obligated to pay an aggregate amount under this Guaranty in excess of such Guarantor's Maximum Liability. Each Guarantor's “Guaranty Percentage” shall equal the Guaranty Percentage listed opposite such Guarantor's name on Exhibit A attached hereto. The obligations of each Guarantor hereunder are separate and distinct from the obligations of any other Guarantor hereunder and are not joint and several.

Form of Guaranty Agreement

(b)               Notwithstanding any provision to the contrary in this Guaranty, no Guarantor shall have any obligation to make any payment pursuant to this Guaranty to the extent that the Default occurs as a result of, or in connection with "material uninsured damage" to the Property caused by an earthquake or act of war or terrorism. For purposes of this Guaranty, the term "material uninsured damage" shall refer to damage to the Property that is not compensated for by insurance and which is in an amount greater than twenty percent (20%) of the original principal amount of the Loan.

2.                  Term of Guaranty. This Guaranty, as well as all of the rights, duties, requirements and obligations created hereunder, shall expire and be of no further force or effect with respect to each Guarantor as of the earlier of (a) the date on which the Obligations under the Loan are satisfied in full, or (b) the Termination Date with respect to such Guarantor. The “Termination Date” with respect to a Guarantor shall be the effective date set forth in a written notice from such Guarantor to the Borrower and the Lender, stating that such Guarantor is terminating its obligations under this Guaranty, provided that (i) such date shall not be earlier than the earlier of (x) three (3) months after the date such Guarantor has disposed of all of its equity interest in Retail Opportunity Investments Partnership, LP, a Delaware limited Partnership (the "Operating Partnership") or (y) six (6) months after such Guarantor has given written notice to the Operating Partnership that he wishes to be released from his obligations under this Guaranty, and (ii) the fair market value of the Collateral (as reasonably determined by the Guarantor) exceeds the outstanding balance of the Obligations, including accrued and unpaid interest, as of the Termination Date. Notwithstanding the foregoing, the obligations of a Guarantor hereunder shall continue after the Termination Date with respect to such Guarantor to the extent of any claims that are attributable fully and solely to an event or action that occurred on or before the Termination Date with respect to such Guarantor.

3.                  Remedies. If a Guarantor fails to promptly perform his obligations under this Guaranty, the Lender may from time to time bring an action at law or in equity, or both, to compel such Guarantor to perform his obligations hereunder, and to collect in any such action compensation for all loss, cost, damage, injury and expense sustained or incurred by the Lender as a consequence of the failure of such Guarantor to perform his obligations together with interest thereon at the rate of interest applicable to the principal balance of the Loan.

4.                  Rights of the Lender. Without in any manner limiting the generality of the foregoing, the Borrower, the Lender, or any subsequent holder of the Loan or beneficiary of the Deed of Trust may, from time to time, without notice to or consent of the Guarantors, agree to any amendment, waiver, modification or alteration of the Loan or the Deed of Trust relating to the Borrower and its rights and obligations thereunder (including, without limitation, renewal, waiver or variation of the maturity of the indebtedness pursuant to the Loan, increase or reduction of the rate of interest payable under the Loan, release, substitution or addition of any guarantor or endorser and acceptance of any security for the Loan). The Loan may be extended one or more times without notice to or consent from the Guarantors, and the Guarantors shall remain at all times bound to its obligations under this Guaranty, notwithstanding such extensions.

Form of Guaranty Agreement

5.                  Guarantors' General Waivers. Until the Obligations are paid in full, each Guarantor waives: (a) any defense now existing or hereafter arising based upon any legal disability or other defense of the Borrower, such Guarantor or any other guarantor or other Person (as defined below), or by reason of the cessation or limitation of the liability of the Borrower, such Guarantor or any other guarantor or other Person from any cause other than full payment and performance of all obligations due under the Loan Documents; (b) any defense based upon any lack of authority of the officers, directors, partners or agents acting or purporting to act on behalf of the Borrower or any other Person, or any defect in the formation of the Borrower or any other Person; (c) the unenforceability or invalidity of any security or guarantee or the lack of perfection or continuing perfection, or failure of priority of any security for the obligations guarantied hereunder; (d) subject to Section 1(a), any and all rights and defenses arising out of an election of remedies by the Lender, even though that election of remedies, such as a non-judicial foreclosure with respect to security for a guaranteed obligation, has destroyed such Guarantor's rights of subrogation and reimbursement against the principal by the operation of the laws of the State of California or otherwise (or any other comparable laws of any other State applicable to this Guaranty or the security for the Loan); (e) any defense based upon the Lender's failure to disclose to such Guarantor any information concerning Borrower's or any other Person's financial condition or any other circumstances bearing on the Borrower's or any other Person's ability to pay and perform all obligations due under the Loan or any of the other Loan Documents; (f) any failure by the Lender to give notice to the Borrower, such Guarantor or any other Person of the sale or other disposition of security held for the Loan, and any defect in notice given by the Lender in connection with any such sale or disposition of security held for the Loan; (g) any failure of the Lender to comply with applicable laws in connection with the sale or disposition of security held for the Loan, including, without limitation, any failure by the Lender to conduct a commercially reasonable sale or other disposition of such security; (h) any defense based upon any statute or rule of law which provides that the obligation of a surety must be neither larger in amount nor in any other respects more burdensome than that of a principal, or that reduces a surety's or guarantor's obligations in proportion to the principal's obligation; (i) any use of cash collateral under Section 363 of the Federal Bankruptcy Code; (j) any defense based upon the Lender's election, in any proceeding instituted under the Federal Bankruptcy Code, of the application of Section 1111(b)(2) of the Federal Bankruptcy Code or any successor statute; (k) any defense based upon any borrowing or any grant of a security interest under Section 364 of the Federal Bankruptcy Code; and (1) any defense based upon the application by the Borrower of the proceeds of the Loan for purposes other than the purposes represented by the Borrower to the Lender or intended or understood by the Lender or such Guarantor. Each Guarantor agrees that the payment and performance of all obligations due under the Loan or any of the other Loan Documents or any part thereof or other act which tolls any statute of limitations applicable to the Loan or the other Loan Documents shall similarly operate to toll the statute of limitations applicable to such Guarantor's liability hereunder. Without limiting the generality of the foregoing or any other provision hereof, and subject to the proviso in Section 1(a), each Guarantor further waives any and all rights and defenses that such Guarantor may have because the Borrower's debt is secured by real property; this means, among other things, that if the Lender forecloses on any real property collateral, including the Property, pledged by the Borrower, then the Lender may collect from such Guarantor in accordance with the terms of this Guaranty even if the Lender, by foreclosing on the real property collateral, has destroyed any right such Guarantor may have to collect from the Borrower. Subject to Section 1(a), the foregoing sentence is an unconditional and irrevocable waiver of any rights and defenses such Guarantor may have because the Borrower's debt is secured by real property. Without limiting the generality of the foregoing or any other provision hereof, until the Obligations are paid in full (and subject to the provisos set forth in Paragraph 6), and subject to the proviso in Section 1(a), each Guarantor expressly waives to the extent permitted by law any and all rights and defenses, including without limitation any rights of subrogation, reimbursement, indemnification and contribution, which might otherwise be available to such Guarantor under the laws of the State of California or any other jurisdiction to the extent the same are applicable to this Guaranty or the agreements, covenants or obligations of such Guarantor hereunder (or any other comparable laws of any other State applicable to this Guaranty or the security for the Loan).

Form of Guaranty Agreement

6.                  Waiver of Rights of Subrogation. Subject to Section 1(a), this is a guarantee of payment and not of collection, and the obligations of the Guarantors hereunder shall be in addition to and shall not limit or in any way affect the obligations of the Guarantors under any other existing or future guaranties unless said other guaranties are expressly modified or revoked in writing. Each Guarantor expressly waives any and all rights of subrogation, reimbursement, indemnity, exoneration, contribution or any other claim which such Guarantor may now or hereafter have against the Borrower or any other Person directly or contingently liable for the payment or performance of the Loan or Deed of Trust (including, without limitation, any property collateralizing the Obligations), arising solely from the existence or performance of this Guaranty. Each Guarantor further agrees that it will not enter into any agreement providing, directly or indirectly, for contribution, reimbursement or repayment by the Borrower or any other Person on account of any payment by such Guarantor and further agrees that any such agreement, whether existing or hereafter entered into, would be void. In furtherance, and not in limitation, of the preceding waiver, each Guarantor, the Borrower and the Operating Partnership by their acceptance hereof agree that (i) any payment to the Lender or any Indemnified Party by such Guarantor pursuant to this Guaranty shall be treated as a contribution by such Guarantor to the capital of the Operating Partnership, followed by a contribution of such capital to the Borrower, or, if the Operating Partnership owns Borrower through one or more entities, as a contribution by the Operating Partnership to the Capital of Borrower through successive contributions through each such entity, and any such payment shall not cause such Guarantor to be a creditor of the Operating Partnership, the Borrower or any partner or affiliate thereof, and (ii) such Guarantor shall not be entitled to, and shall not receive, the return of any such capital contribution or receive any consideration in exchange therefor (including, but not limited to, any distribution from the Operating Partnership with respect to such contribution or interests or units in the Operating Partnership).

7.                  Unsecured Obligations. This Guaranty is not secured and shall not be deemed to be secured by any security instrument unless such security instrument expressly recites that it secures this Guaranty. Notwithstanding the foregoing, in no event shall the Deed of Trust secure this Guaranty.

Form of Guaranty Agreement

8.                  Understanding With Respect to Waivers. Each Guarantor warrants and agrees that each of the waivers set forth in this Guaranty are made with such Guarantor's full knowledge of their significance and consequences, and that under the circumstances the waivers are reasonable and not contrary to public policy or law. If any of said waivers shall hereafter be determined by a court of competent jurisdiction to be contrary to any applicable law or against public policy, such waivers shall be effective only to the maximum extent permitted by law.

9.                  Rules of Construction. The term “Borrower” as used herein shall include the Borrower and any other Person at any time assuming or otherwise becoming primarily liable for all or any part of the obligations of the Borrower under the Loan or any of the other Loan Documents. The term “Person” as used herein shall include any individual, corporation, partnership, limited liability company, trust or other legal entity of any kind whatsoever. When the context and construction so require, all words used in the singular herein shall be deemed to have been used in the plural and vice versa. All headings appearing in this Guaranty are for convenience only and shall be disregarded in construing this Guaranty.

10.              Governing Law. THIS GUARANTY SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA, EXCEPT TO THE EXTENT PREEMPTED BY FEDERAL LAWS. EACH GUARANTOR AND ALL PERSONS AND ENTITIES IN ANY MANNER OBLIGATED TO THE LENDER UNDER THIS GUARANTY CONSENT TO THE JURISDICTION OF ANY FEDERAL OR STATE COURT WITHIN THE STATE OF CALIFORNIA AND ALSO CONSENT TO SERVICE OF PROCESS BY ANY MEANS AUTHORIZED BY CALIFORNIA OR FEDERAL LAW (OR THE LAW OF ANY OTHER STATE APPLICABLE TO THIS GUARANTY OR THE SECURITY FOR THE LOAN).

11.              Disclosure. The Borrower shall furnish a copy of this Guaranty to the Lender at the closing of the Loan.

12.              No Assignment. None of the parties shall be entitled to assign their rights or obligations under this Guaranty to any other Person without the written consent of the other parties.

13.              Entire Agreement. The undersigned parties agree that this Guaranty contains the entire understanding and agreement between them with respect to the subject matter hereof and cannot be amended, modified or superseded, except by an agreement in writing signed by all of such parties in accordance with Paragraph 15.

14.              Notices. All notices, demands, declarations, consents, directions, approvals, instructions, requests and other communications required or permitted by the terms of this Agreement shall be given in the same manner as in the partnership agreement of the Operating Partnership, as amended and restated from time to time.

15.              Amendments. This Guaranty shall not be modified, amended or (except as expressly provided herein) terminated in a manner which is materially adverse to the Lender, the Borrower or any Indemnified Party without the written consent of such party.

Form of Guaranty Agreement

16.              Miscellaneous. The provisions of this Guaranty shall bind and benefit, the heirs, executors, administrators, legal representatives, successors and assigns of each Guarantor, the Borrower, the Lender and the Indemnified Parties. If any provision of this Guaranty shall be determined by a court of competent jurisdiction to be invalid, illegal or unenforceable, that portion shall be deemed severed from this Guaranty and the remaining parts shall remain in full force as though the invalid, illegal or unenforceable portion had never been part of this Guaranty.

17.              Counterparts. This Guaranty may be executed in counterparts (including by scan or facsimile) with the same effect as if all parties hereto had signed the same document. All such counterparts shall be deemed an original, shall be construed together and shall constitute one and the same instrument.

18.              Condition of the Borrower. The Guarantors are not relying in any manner upon any representation or statement of the Lender or any other Person. Each Guarantor hereby represents and warrants that it is not relying upon or expecting the Lender to furnish to it any information now or hereafter in the Lender's possession concerning the same or any other matter. By executing this Guaranty, each Guarantor knowingly accepts the full range of risks encompassed within a contract of this type, which risks it acknowledges. The Guarantors shall have no right to require the Lender to obtain or disclose any information with respect to the Obligations, the financial condition or character of the Property, the Borrower's ability to pay or perform the Obligations, the existence or non-existence of any guaranties of all or any part of the Obligations, any action or non-action on the part of the Lender, the Borrower or any other Person, or any other matter, fact or occurrence whatsoever.

[Signature page follows]

Form of Guaranty Agreement

IN WITNESS WHEREOF, the Guarantors have duly authorized and executed this Guaranty as of the date first above written.

GUARANTORS:

PROTECTED PARTNERS:

Hollman Property Company,
a California corporation,

By:
Name:
Title:

[Signature Page to Guaranty Agreement]

BORROWER:

ROIC Magnolia Center, LLC,
a Delaware limited liability company,

By:	Retail Opportunity Investments Partnership, LP,
a Delaware limited partnership,
its sole member

	By:	Retail Opportunity Investments GP, LLC,
a Delaware limited liability company,
its general partner

		By:	Retail Opportunity Investments Corp.,
a Maryland corporation,
its sole member

By:
			Name:	Michael B. Haines
			Title:	Chief Financial Officer

[Signature Page to Guaranty Agreement]

Exhibit A

Guarantors	Maximum Liability	Current Guaranty Percentage
Hollman Property Company	$[●]	100.00%
Total	$[●]	100.00%

1 – EXHIBIT A